Exhibit 99.1

WRC Media Inc.
512 Seventh Avenue
22nd Floor
New York, NY 10018

CONTACT:	Richard Nota WRC Media Inc. 212-768-1150 Fax 212-768-1887 rnota@wrcmedia.com www.wrcmedia.com

For Immediate Release

WRC MEDIA INC., A LEADING SUPPLEMENTARY EDUCATION PUBLISHER,
COMPLETES SALE OF AMERICAN GUIDANCE SERVICE, INC. AND CAPITAL
RESTRUCTURING

New York, NY, July 22, 2005 – WRC Media Inc. announces the closing of the sale of American Guidance Service, Inc. to Pearson Education, Inc., and the capital restructuring, both as announced on June 22, 2005

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WRC Media Inc., a leading publishing and media company, creates and distributes innovative supplementary educational materials for the school, library, and home markets that are designed to help students reach their full learning potential. The company's products are recognized for their consistent high quality and proven effectiveness in improving student performance and achievement.

WRC Media's operating companies include CompassLearning®, a leading provider of research-driven, standards-based solutions to help teachers personalize learning and manage student performance; World Almanac Education Group, Inc., publisher of The World Almanac®, World Almanac for Kids, Facts On File® news periodicals and Internet services, Gareth Stevens books, and the Funk & Wagnalls® Encyclopedia; Weekly Reader Corporation, publisher of Weekly Reader® periodicals and other branded instructional materials for elementary, middle and high school students; and WRC Consumer and Custom Publishing Group, including Lifetime Learning Systems®, whose programs are customized for sponsors such as corporations, non-profits and government agencies that want to cost effectively reach targeted audiences through established channels.

Information in this press release may contain forward-looking statements, including statements regarding our expectations, beliefs, intentions or strategies that involve a number of risks, uncertainties, and assumptions. Should any of the risks or uncertainties develop into actual events, or our assumptions prove to be inaccurate, actual outcomes and results could differ materially from what is expressed in such forward-looking statements and these developments or inaccuracies could materially and adversely affect our business, financial condition and results of operations. Risks and uncertainties relating to WRC Media's and its subsidiaries' businesses are set forth in the documents and reports filed from time to time with the Securities and Exchange Commission.